EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the fiscal year ended December 31, 2014. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	For The Fiscal Year Ended December 31, 2014
	Total Apollo Operating Group Consolidated	VIE and Consolidated Funds	Other(1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Operations
Revenues:
Advisory and transaction fees from affiliates	$316,082	$—	$(495)	$315,587
Management fees from affiliates	913,311	(122)	(62,748)	850,441
Carried interest income (loss) from affiliates	406,520	—	(12,465)	394,055
Total Revenues	1,635,913	(122)	(75,708)	1,560,083
Expenses:
Compensation and benefits:
Equity-based compensation	126,320	—	—	126,320
Salary, bonus and benefits	338,049	—	—	338,049
Profit sharing expense	276,190	—	—	276,190
Total Compensation and Benefits	740,559	—	—	740,559
Interest expense	22,393	—	—	22,393
Professional fees	80,696	1,334	—	82,030
General, administrative and other	96,523	1,140	—	97,663
Placement fees	15,422	—	—	15,422
Occupancy	40,427	—	—	40,427
Depreciation and amortization	44,036	—	1,033	45,069
Total Expenses	1,040,056	2,474	1,033	1,043,563
Other Income (Loss):
Net income (loss) from investment activities	9,062	204,181	—	213,243
Net gains (losses) from investment activities of consolidated variable interest entities	—	(52,430)	74,994	22,564
Income (loss) from equity method investments	59,975	—	(6,119)	53,856
Interest income (loss)	9,280	1,399	(287)	10,392
Other income (loss), net	28,017	—	32,575	60,592
Total Other Income (Loss)	106,334	153,150	101,163	360,647
Income (Loss) before income tax provision	702,191	150,554	24,422	877,167
Income tax benefit (provision)	(10,995)	—	(136,250)	(147,245)
Net Income (Loss)	691,196	150,554)	(111,828)	729,922
Net income (loss) attributable to Non-controlling Interests	(417,868)	(143,825)	—	(561,693)
Net Income (Loss) Attributable to Apollo Global Management, LLC	$273,328	$6,729	$(111,828)	$168,229

(1)	Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	As of December 31, 2014
	Total Apollo Operating Group Consolidated	VIE and Consolidated Funds	Other(1)	Total Apollo Global Management, LLC Consolidated
	(dollars in thousands)
Statement of Financial Data
Assets:
Cash and cash equivalents	$1,203,875	$—	$177	$1,204,052
Cash and cash equivalents held at Consolidated Funds	—	1,611	—	1,611
Restricted cash	6,353	—	—	6,353
Investments	857,391	2,173,989	(151,374)	2,880,006
Assets of consolidated variable interest entities
Cash and cash equivalents	—	1,088,952	—	1,088,952
Investments, at fair value	—	15,658,948	(295)	15,658,653
Other assets	—	323,932	(692)	323,240
Carried interest receivable	958,846	—	(47,180)	911,666
Due from Affiliates	359,898	—	(91,883)	268,015
Fixed assets, net	35,459	—	447	35,906
Deferred tax assets	13,077	—	593,640	606,717
Other assets	59,650	3,578	21,156	84,384
Goodwill	88,851	—	(39,608)	49,243
Intangible assets, net	60,039	—	—	60,039
Total Assets	$3,643,439	$19,251,010	$284,388	$23,178,837
Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$36,834	$474	$6,938	$44,246
Accrued compensation and benefits	59,278	—	—	59,278
Deferred revenue	199,614	—	—	199,614
Due to affiliates	55,650	354	509,149	565,153
Profit sharing payable	434,852	—	—	434,852
Debt	1,034,014	—	—	1,034,014
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	14,170,474	(47,374))	14,123,100
Other liabilities	—	728,957	(239)	728,718
Due to affiliates	—	58,526	(58,526)	—
Other liabilities	42,183	4,218	—	46,401
Total Liabilities	1,862,425	14,963,003	409,948	17,235,376
Shareholders’ Equity:
Apollo Global Management, LLC shareholders’ Equity
Additional paid in capital	35,983	—	2,218,300	2,254,283
Accumulated deficit	767,967	2,175,406	(4,344,034)	(1,400,661)
Appropriated partners’ capital	—	972,774	(39,608)	933,166
Accumulated other comprehensive income (loss)	33,052	—	(33,358)	(306)
Total Apollo Global Management, LLC shareholders’ equity	837,002	3,148,180	(2,198,700)	1,786,482
Non-Controlling Interests in consolidated entities	9,228	1,139,827	2,073,140	3,222,195
Non-Controlling Interests in Apollo Operating Group	934,784	—	—	934,784
Total Shareholders’ Equity	1,781,014	4,288,007	(125,560)	5,943,461
Total Liabilities and Shareholders’ Equity	$3,643,439	$19,251,010	$284,388	$23,178,837

(1)	Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.